UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2009

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  —  Entry into a Material Definitive Agreement.

On September 28, 2009, we issued to a group of investors our 8% Secured Convertible Promissory Notes in the aggregate principal amount of $1,680,000 (the “Convertible Notes”).  The Convertible Notes were issued to the following persons in the amounts indicated:

Investor	Note Amount
Empire Capital Partners, LP	$133,333
Empire Capital Partners, Ltd	$133,333
Empire Capital Partners Enhanced Master Fund, Ltd	$133,333
Robert S. Trump	$1,000,000
The Quercus Trust	$280,000

In connection with the issuance of the Convertible Notes, on September 28, 2009 we amended and restated the following outstanding promissory notes (the “Restated Notes”) in the aggregate original principal amount of $3,550,000 held by the investors to whom we issued Convertible Notes or their affiliates:

Note Holder	Original Issuance Date	Principal Amount
Empire Capital Partners, LP	April 24, 2009	$100,000
Empire Capital Partners, Ltd	April 24, 2009	$100,000
Empire Capital Partners Enhanced Master Fund, Ltd	April 24, 2009	$100,000
Scott A. Fine	April 24, 2009	$100,000
Peter J. Richards	April 24, 2009	$100,000
Robert S. Trump	December 19, 2008	$500,000
The Quercus Trust	June 25, 2009	$150,000
The Quercus Trust	February 11, 2009	$250,000
The Quercus Trust	September 15, 2008	$2,000,000

As amended, the Restated Notes are identical in form to the Convertible Notes.  The Convertible Notes and the Restated Notes are also identical in form to the 8% Secured Convertible Promissory Note in the principal amount of $600,000 that we issued to Focus Fund, L.P. on August 21, 2009 (the “Focus Fund Note”).  In connection with the transaction, on September 28, 2009, we amended and restated the Focus Fund Note to change the price at which the principal and interest of the Focus Fund Note is convertible into shares of our Common Stock from $0.30 per share to $0.24 per share (the same price at which the Convertible Notes and the Restated Notes are convertible) and to change the maturity date to December 31, 2010 (the maturity date of the Convertible Notes and the Restated Notes).  The Convertible Notes, the Restated Notes and the Focus Fund Note, as so amended, are referred to herein as the “Notes” and the holders of the Notes are referred to herein as the “Investors”.

The Notes bear interest at the rate of 8% per annum and become due and payable on the earlier to occur of (i) the closing of the Second Tranche of the Series B Convertible Preferred Stock financing contemplated by that certain Term Sheet dated September 16, 2009 and executed by the Investors (the “Financing”) or (ii) December 31, 2010.  Upon the closing of the Second Tranche of the Financing, the entire outstanding principal amount of the Notes, plus any accrued and unpaid interest thereon, shall convert automatically into the securities to be issued in the Financing (the “Financing Securities”) at the price per share at which such Financing Securities will be issued in the Financing.

The Investors have the right at any time and from time to time until the principal and interest on the Notes have been paid in full, to convert the outstanding principal amount of the Notes, and any accrued and unpaid interest thereon, into shares of our Common Stock at a price of $0.24 per share (the “Conversion Price”).  The Conversion Price represents a discount of approximately 38% below the closing price for our Common Stock in the over-the-counter market on September 28, 2009  (the date on which the Convertible Notes were issued and the Restated Notes and Focus Fund Notes were amended).  The Notes may not be prepaid without the prior written consent of the Investors.

The Notes contain other conventional provisions, including for the acceleration of our repayment obligations upon the occurrence of certain specified Events of Default.

The form of the Notes is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the Notes is qualified in its entirety by reference to such Exhibit.

Our obligations under the Notes are secured, pursuant to a Security Agreement dated as of September 28, 2009 (the “Security Agreement”), by the grant to the Investors of a security interest in the entirety of our Membership Interest (representing an 85% beneficial ownership) in ThermoEnergy Power Systems, LLC (“TEPS”) and any and all proceeds from the transfer, assignment or other permitted disposition thereof.  TEPS is the subsidiary through which we conduct the Power segment of our business.  TEPS holds the patent on the ThermoEnergy Integrated Power Systems Technology,  a power plant design that utilizes an alternative thermodynamic combustion pathway that eliminates atmospheric emissions of mercury, acid gasses and particulates and captures carbon dioxide in pressurized liquid form.   TEPS holds a 50% membership interest in Thermo-Babcock Carbon Capture LLC.

The Security Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Security Agreement is qualified in its entirety by reference to such Exhibit.

In connection with the issuance of the Convertible Notes, on September 28, 2009 we issued, to the Investors who purchased Convertible Notes, Common Stock Purchase Warrants (the “Warrants”) entitling the holder thereof to purchase, at a purchase price of $0.50 per share (subject to adjustment for certain extraordinary corporate events as set forth in the Warrant, the “Exercise Price”) that number of shares of our Common Stock determined by dividing (i) 200% of the principal amounts of their respective Convertible Notes by (ii) the Exercise Price.  The Exercise Price represents a premium of approximately 28% over the closing price for our Common Stock in the over-the-counter market on September 28, 2009  (the date on which the Warrants were issued).

The Warrants may be exercised at any time on or before September 30, 2014, subject to our right to accelerate the expiration date in the event the closing price for our Common Stock exceeds $0.78 per share (200% of the closing price on September 28, 2009) for a period of 30 consecutive trading days.

The Warrants contain other conventional terms, including provisions for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The form of the Warrants is filed as Exhibit 4.2 to this Current Report on Form 8-K and the foregoing description of the Warrants is qualified in its entirety by reference to such Exhibit.

In connection with the amendment of the Restated Notes and the Focus Fund Note, on September 28, 2009 we amended the following outstanding Common Stock Purchase Warrants that had been issued to Investors in connection with the issuance of such Notes, in order to reduce the exercise price thereof to $0.50 per share:

Warrant Holder	Date	Warrant Shares	Original Exercise Price
Empire Capital Partners, LP	April 24, 2009	500,000	$ 0.55
Empire Capital Partners, Ltd	April 24, 2009	500,000	$ 0.55
Empire Capital Partners Enhanced Master Fund, Ltd	April 24, 2009	500,000	$ 0.55
Scott A. Fine	April 24, 2009	500,000	$ 0.55
Peter J. Richards	April 24, 2009	500,000	$ 0.55
Robert S. Trump	August 12, 2008	formula-based	$ 1.50
Focus Fund, L.P.	June 17, 2009	600,000	$ 0.54

As a result of our issuance of the Convertible Notes and the amendment of the Restated Notes and the Focus Fund Note, the exercise prices of certain Common Stock Purchase Warrants issued by us to The Quercus Trust (“Quercus”), one of the Investors, in December 2007 and September 2008, entitling Quercus to purchase up to an aggregate of 14,000,000 shares of our Common Stock were automatically reduced, in accordance with the terms of such outstanding warrants, the $0.36 per share.  The reduction in exercise price did not affect the number of shares of our Common Stock issuable upon exercise of such outstanding warrants.

J. Winder Hughes III, a member of our Board of Directors, is the Managing Partner of Hughes Capital Investors, LLC, the fund manager of Focus Fund, LLC, one of the Investors.

Item 3.02  —  Unregistered Sales of Equity Securities.

The Convertible Notes and Warrants described in Item 1.01 above were issued on September 28, 2009 in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.  We intend to use the proceeds from the sale of the Notes and Warrants for working capital purposes, to purchase fixed assets used in the development or production of the Company’s products, to repay debt and for investment in new technologies related to the Company’s business.

For its services in connection with our sale of a Convertible Note and a Warrant to Quercus, one of the Investors, we are obligated to pay Merriman Curhan Ford & Co. a placement fee of $20,000 and to issue to that firm a Warrant (in form substantially identical to the Warrant issued to The Quercus Trust) for the purchase of 80,000 shares of our Common Stock.  The Warrant will be issued to Merriman Curhan Ford & Co. in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

Item 7.01 — Regulation FD Disclosure.

In connection with the transactions reported in Item 1.01 above, we and Quercus filed joint motions in the Delaware Court of Chancery and the United States District Court for the Eastern District of Arkansas to dismiss the lawsuits that Quercus had brought against us relating to investments made by Quercus in December 2007 and September 2008.  On September 28, 2009, the proceeding in Arkansas (Quercus Trust v. ThermoEnergy Corporation, Case No. 4:09-cv-314) was dismissed.  On  September 30, 2009, the proceeding in Delaware (Gelbaum et al. v. ThermoEnergy Corporation, Case No. 44850VCS) was dismissed.

We and all of the Investors have executed Mutual Releases of claims against each other, which Mutual Releases will be released from escrow and delivered upon the closing of the Second Tranche of the Financing referred to in Item 1.01 above.

Item 9.01      Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description

4.1	Form of 8% Secured Convertible Promissory Notes issued to Investors

4.2	Form of Common Stock Purchase Warrants issued to Investors

10.1	Security Agreement dated as of September 28, 2009 between ThermoEnergy Corporation and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2009

ThermoEnergy Corporation
(Registrant)

By:	/s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman and Chief Executive Officer